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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 (Nos. 333-142358) of Mark West Energy Partners, L.P. of our report dated March 6, 2007 relating to the financial statements of Starfish Pipeline Company, LLC, which appears in Mark West Energy Partners, L.P.'s Annual Report Form 10-K/A (Amendment No. 2) for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 5, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM